Exhibit 10.6

MASTER DIGITAL CURRENCY LOAN AGREEMENT

This Master Digital Currency Loan Agreement (“Agreement”) is made on October 29, 2025(“Effective Date”) by and between LM Funding America Inc, (“Borrower”), a C corporation organized and existing under the laws of Delaware, with its principal place of business at 1200 W Platt Street, Suite 100 Tampa, FL 33606, and Galaxy Digital LLC (“Galaxy” or “Lender”) a limited liability company organized and existing under the laws of the state of Delaware, with its principal place of business at 300 Vesey Street, 13th Floor, New York, N.Y. 10282.

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, Borrower may, from time to time, seek to initiate a transaction pursuant to which Lender lends Digital Currency and/or Dollars to Borrower and Borrower will return such Digital Currency and/or Dollars or, in the case of a Collar-Loan, pay the Final Settlement Amount, as set forth herein, to Lender upon the termination of the Loan or Collar-Loan, as the case may be.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the Borrower and the Lender hereby agree as follows:

I.
Definitions

“Additional Collateral” means any increase in Collateral required to be provided by Borrower pursuant to the terms of this Agreement, including as a result of a change in the value of Borrowed Assets or Collateral.

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Airdrop” means a distribution of a new token or tokens resulting from the ownership of a Digital Currency. For the purposes of this Agreement, an “Applicable Airdrop” is an Airdrop for which the distribution of new tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Digital Currency held at a specified time. A “Non-

Applicable Airdrop” is an Airdrop for which the distribution of new tokens cannot be definitively calculated, such as a random distribution.

“Applicable Law” means (regardless of jurisdiction) any applicable (i) federal, national, state and local laws, ordinances, regulations, orders, statutory instrument, rules, treaties, codes of practice, guidance notes, policy statements, customary laws, decrees, injunctions, or judgments and any (ii) ruling, declaration, regulation, requirement, request or interpretation issued by any (or any quasi-) regulatory, judicial, administrative or governmental body or person;

Exhibit 10.6

“Authorized Agent for Borrower” means any representative or agent authorized by Borrower to deliver Lending Requests in accordance with the terms of the Agreement, as identified in Exhibit A.

“Borrow Fee” means the fee paid by Borrower to the Lender for the Loan.

“Borrow Amount” means the amount of any Borrowed Asset borrowed pursuant to this Agreement, as agreed upon by Borrower and Lender.

“Borrowed Asset” means the Digital Currency or Dollars to be borrowed pursuant to this Agreement, as agreed upon by Borrower and Lender.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

“Callable Option” means the Borrower and Lender each have the option to redeliver or recall an Open Loan (as defined below) at any time during the term of the Loan.

“Cash Collateral” means Dollars that have been deposited as Collateral.

“Collateral” means an amount of Dollars or Digital Currency used to secure a Loan, as determined and agreed upon by Borrower and Lender. With respect to Digital Currency, the Collateral shall include all controllable electronic records or transferable records, whether now owned or hereafter acquired, consisting of, arising under, or related to such cryptocurrency, and all of Borrower’s right, title and interest in any general intangibles relating to, arising under or consisting of such Digital Currency and all proceeds of the foregoing.

“Confirmation Protocol” means the requirement that the Transfer of a Digital Currency shall not be deemed completed until (i) the transaction has been recorded in a block and a certain number of subsequent blocks have been added to the applicable blockchain using the Coinbase, Inc. protocol or, if not listed on Coinbase, then any other protocol deployed by one of the top 5 exchanges as listed on CoinMarketCap, as chosen by Lender in its reasonable discretion; or (ii) the transaction has met a different protocol for a specific Digital Currency, which may be agreed upon by the parties and added hereto as an additional exhibit to this Agreement. In addition to the foregoing, the Transfer of a Digital Currency will only be deemed completed if the relevant transaction(s) is included in the current longest chain of the applicable blockchain.

“Digital Currency” means Bitcoin (BTC), Bitcoin Cash (BCH), Ether (ETH), Ether Classic (ETC), or Litecoin (LTC), any Resulting Currency and any additional digital currency that the Borrower and Lender agree upon in writing.

“Digital Currency Address” means an identifier of alphanumeric characters that represents a possible destination for a Transfer of Digital Currency.

“Dollars” and “$” mean lawful money of the United States of America.

“Equivalent Assets” means, in relation to Collateral, assets that are of an identical type, nominal value,

Exhibit 10.6

description and amount as, and fungible with, that Collateral; and if for any Collateral a record date occurs by reference to which any distribution is made on that Collateral, the Equivalent Assets for that Collateral include the amount of the distribution that Lender would have received had it held the Collateral, including but not limited to any New Tokens issued in respect any Hard Fork or Applicable Airdrop.

“Fees” mean the Borrow Fee and the Late Fee.

“Governmental Authority” means the government of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hard Fork” means a software update implemented by a blockchain or cryptocurrency’s network nodes that is incompatible with the existing blockchain protocol, causing a permanent split into two separate networks that run in parallel.

“Late Fee” has the meaning given to such term in Section 3 (b).

“Lending Request” means a request to Lender from Borrower for a Borrowed Asset, pursuant to the terms of this Agreement.

“Lien” means any security interests, liens, mortgages, hypothecations, pledges, claims (pending or threatened), rights of first refusal, charges, escrows, encumbrances or similar rights.

“Liquidity Exchanges” means the top three (3) exchanges by volume reporting prices for a Borrowed Asset or Posted Collateral, in each case consisting of Digital Currency, determined in a commercially reasonable manner by Lender.

“Loan” means a loan of a Borrowed Asset, made pursuant to and subject to this Agreement.

“Loan Documents” shall mean this Agreement, each Loan Term Sheet and all exhibits and schedules hereto or thereto.

“Loan Effective Date” means the date upon which a Loan begins.

“Loan Term Sheet” means the Loan Term Sheet form attached hereto as Exhibit B, which form shall be utilized to memorialize the specific and final terms of any Loan pursuant to this Agreement. In the event of any conflict of terms between this Agreement and the terms applicable within a Loan Term Sheet, the terms in the relevant Loan Term Sheet shall govern.

“Loan Type” means either an Open Loan or a Term Loan, as indicated in the relevant Loan Term Sheet.

Exhibit 10.6

“Margin Refund Notice” means a notice sent by Borrower to Lender pursuant to the Margin Refund section in this Agreement.

“Market Disruption Event” means any event, circumstance, occurrence or condition that is beyond a party’s control that restricts such party from performing its obligations under this Agreement in the normal course by exercising commercially reasonable efforts, including but not limited to, for example, 51% attacks in which any Liquidity Exchange limits Transfers, mining of empty blocks, no blocks are produced at all, or where a Liquidity Exchange is censored by miners.

“Maturity Date” means, with respect to any Loan, the date set forth on the relevant Loan Term Sheet opposite the caption, “Maturity Date.”

“Open Loan” means a Loan without a Maturity Date where Borrower may redeliver, and Lender may recall, the Borrowed Asset, at any time, subject to the terms and conditions of this Agreement.

“Posted Collateral” means Collateral that has been delivered or transferred to the Lender in accordance with this Agreement.

“Price Ceiling” means the price set forth in the Loan Term Sheet opposite the caption, “Price Ceiling.”

“Price Floor” means the price set forth in the Loan Term Sheet opposite the caption, “Price Floor.”

“Recall Amount” shall mean the portion of a Borrowed Asset subject to recall pursuant to a Callable Option, as further described in the Callable Option section of this Agreement.

“Recall Delivery Date” shall mean the second (2nd) Business Day from the Recall Request Date (as such term is defined below) unless otherwise agreed to and defined in the relevant Loan Term Sheet.

“Recall Grace Period” shall have the meaning set forth in the “General Operation” section of this Agreement.

“Recall Request Date” shall be as defined in the Callable Option section of this Agreement.

“Redelivery Grace Period” shall have the meaning set forth in the “General Operation” section of this Agreement.

“Resulting Currency” means a Digital Currency issued as a result of a Hard Fork.

“Settlement Price” means, with respect to any Digital Currency, the spot rate of such Digital Currency as published by CF Benchmarks at 16:00 London time on the Maturity Date. If CF Benchmarks does not publish such rate at that time, the Settlement Price shall be the time-weighted average price (using 1-minute candles, closing price) of the spot rate as published on Coinbase from 15:00 to 16:00 London time on the Maturity Date. If such rate is also not published by Coinbase at that time, the Settlement Price shall be determined using the time-weighted average spot rate as published by Bitstamp at such time. If none of the

Exhibit 10.6

foregoing sources publish a spot rate at such time, the Settlement Price shall be the time-weighted average spot rate published by Kraken over the same interval on the Maturity Date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in the “Term and Termination” section of this Agreement.

“Term Loan” means a Loan with a pre-determined Maturity Date, where Lender has no right to demand a return of the Borrowed Asset prior to such Maturity Date.

“Transfer” shall mean, as applicable, the transfer of Digital Currency (whether as a Borrowed Asset or as Collateral) by Lender or Borrower.

II.
General Operation.

(a)
Loans of Digital Currency and/or Dollars

Subject to the terms and conditions hereof, Borrower may request that the Lender extend a Loan to Borrower of a Borrowed Asset and Lender may, in its sole and absolute discretion, extend such Loan or decline to extend such Loan.

(b)
Loan Procedure

From time to time during the Term of this Agreement, on any Business Day (the “Request Day”) an Authorized Agent of Borrower may by email, directed to the Lender email address identified for such requests in Exhibit A, make a Lending Request for a Borrowed Asset. Lender shall by email, directed to an Authorized Agent identified in Exhibit A, inform Borrower whether Lender agrees to make such a Loan by 5:00 pm New York time on the day of receiving a Lending Request. If Borrower does not receive an email informing it of Lender’s agreement within such period, Borrower’s Lending Request is withdrawn.

Each Lending Request shall include the following information:

(i)
The type of Borrowed Asset requested;
(ii)
the amount of Borrowed Asset requested;
(iii)
whether the Loan is a Term Loan, Open Loan or Collar-Loan;
(iv)
the requested Loan Effective Date;
(v)
the requested Maturity Date (if a Term Loan);
(vi)
the type and amount of Collateral;
(vii)
the Digital Currency Address or bank account, as applicable, to which the Borrowed Asset

Exhibit 10.6

is to be Transferred or transferred, as the case may be; and
(viii)
other applicable information on the Loan Term Sheet.

Prior to the funding of any Loan under this Agreement, Lender shall deliver a draft Loan Term Sheet to Borrower for review. Borrower shall promptly, and in any event within one (1) Business Day of receipt, confirm the accuracy and completeness of the draft Loan Term Sheet by executing and returning a signed copy to Lender. Execution may be in electronic form (including via email or other agreed electronic means). No Loan shall be funded unless and until the Loan Term Sheet has been finalized and signed by both Borrower and Lender. The specific and final terms of a Loan shall be memorialized using the Loan Term Sheet. In the event of a conflict of terms between this Agreement and a Loan Term Sheet, the terms in the Loan Term Sheet shall govern.

On the Loan Effective Date of a Loan, Lender shall, as applicable, (x) Transfer to Borrower’s Digital Currency Address the amount of Digital Currency constituting the Borrowed Amount or (y) transfer to Borrower’s bank account by bank wire the amount of Dollars constituting the Borrowed Asset.

(c)
Callable Option

Applicable to Open Loans, Lender may at any time from 9:00 am until 5:00 pm New York time on a Business Day (the “Recall Request Date”) exercise the Callable Option and recall all or any portion of a Borrowed Asset loaned to Borrower (the “Recall Amount”). Borrower will then have until 5:00 pm New York time on the Recall Delivery Date to deliver the Recall Amount to Lender. In the event a Market Disruption Event is in effect on any Recall Delivery Date for a Borrowed Asset consisting of Digital Currency, the Recall Delivery Date will be extended to the earlier of (x) fifteen (15) Business Days or (y) until the Market Disruption Event is no longer in effect (the “Recall Grace Period”). If a Market Disruption Event is still in effect at the end of such fifteen (15) Business Day period, Borrower shall immediately transfer available funds in an amount of Dollars equal to the average price on the Liquidity Exchanges (measured at 4:00 p.m. New York time) of the borrowed Digital Currency during the fifteen (15) Business Days including and prior to the Market Disruption Event (the “Market Disruption Spot Rate”).

Applicable to Open Loans, Borrower may at any time from 9:00 am until 5:00 pm New York time on a Business Day (the “Redelivery Day”) exercise the Callable Option and return all or any portion of any Borrowed Asset to Lender.

(d)
Digital Currency Substitution

With respect to solely to a Term Loan of a Borrowed Asset consisting of Digital Currency, Lender may at any time from 9:00 am until 5:00 pm New York time on a Business Day (the “Borrowed Asset Substitution Request Date”) request that the Borrower return to Lender all or a specified amount of Digital Currency that Borrower has borrowed under this Agreement (the “Substituted Recall Amount”), provided that Lender shall replace the Digital Currency identified as the Substituted Recall Amount with an amount of Dollars,

Exhibit 10.6

as of the Borrowed Asset Substitution Request Date, equal to the fair market value of the Digital Currency identified as the Substituted Recall Amount as of such date, as reasonably determined by Lender (such amount of Dollars the “Replacement Assets”). Following a Borrowed Asset Substitution Request Date, Borrower shall be obligated to deliver to Lender the Substituted Recall Amount no later than the second (2nd) Business Day from the Borrowed Asset Substitution Request Date (or, if later, one (1) Business Day following the transfer by Lender to Borrower of the Replacement Assets). Following a Digital Currency substitution in respect of a Term Loan as contemplated in this paragraph, the terms of the Term Loan shall remain unchanged and all terms of this Agreement shall continue to apply to such Term Loan, except that the Replacement Assets shall become the Borrowed Assets for all purposes under such Term Loan and this Agreement. In no event shall any penalty apply to Lender for a Digital Currency substitution as contemplated in this paragraph.

(e)
Termination of Loan

Loans will terminate:

(i)
If a Term Loan, upon redelivery by Borrower of the Borrowed Asset (or, in the case of a Collar-Loan, either payment of the Final Settlement Amount or, if Borrower shall have elected to physically settle the Collar-Loan, delivery of the Final Settlement Digital Currency Amount) at the Maturity Date; and

(ii)
If an Open Loan, upon redelivery by Borrower of the Borrowed Asset once the Borrower or Lender exercises the Callable Option.

(f)
Prepayment of Term Loans and Collar-Loans.

Borrower may, at its sole option and without premium or penalty, prepay any Term Loan in whole or in part at any time prior to the applicable Maturity Date, provided that any such prepayment shall be made in accordance with this Agreement.

Notwithstanding the foregoing, in the case of any Collar-Loan, the date on which such prepayment is effected in accordance with such notice shall be deemed to be the Maturity Date for all purposes of this Agreement, including for purposes of determining the Settlement Price and calculating the Final Settlement Amount and Final Settlement Digital Currency Amount pursuant to Section IV(b).

(g)
Redelivery of Borrowed Digital Currency

Upon termination of a Loan of a Borrowed Asset consisting of Digital Currency, the Borrower shall redeliver the Borrowed Asset on or before 5:00 pm New York time on the applicable Business Day (i.e., the Maturity Date, the Recall Delivery Date, or the Redelivery Date, as the case may be). In the event a Market Disruption Event is in effect on such Business Day, the Maturity Date, Recall Delivery Date or Redelivery Date (as the case may be) will be extended to the earlier of (x) fifteen (15) Business Days following such Business Day or (y) such date as the Market Disruption Event is no longer in effect (the “Redelivery Grace Period”). If a Market Disruption Event is still in effect at the end of such Redelivery Grace Period, Borrower shall repay at such time an amount in Dollars equal to the Market Disruption Spot Rate.

Exhibit 10.6

(h)
Redelivery of Digital Currency in an Illiquid Market

With respect solely to Loans of a Borrowed Asset consisting of Digital Currency, if (x) the market in the borrowed Digital Currency is Illiquid (as defined below) as of the Maturity Date or the Recall Delivery Date (as the case may be), and (y) Galaxy determines that it has become commercially infeasible for Borrower to return the Digital Currency, then Borrower may repay the Loan in Dollars at the Illiquid Market Spot Rate (as defined below).

The market in the borrowed Digital Currency shall be deemed “Illiquid” if, as of the Maturity Date or Recall Delivery Date (as applicable), the seven-day average daily trading volume across the Liquidity Exchanges has decreased by at least ninety percent (90%) compared to the thirty-day average daily trading volume across the Liquidity Exchanges on the Loan Date, or if the borrowed Digital Currency is no longer listed on any of the Liquidity Exchanges. The “Illiquid Market Spot Rate” shall be determined as follows: for each of the fifteen (15) Business Days ending on (and including) the date the market became Illiquid, the 4:00 p.m. New York time prices of the borrowed Digital Currency as reported by each of the Liquidity Exchanges shall be averaged to produce a daily average price, and the simple arithmetic mean of such fifteen (15) daily average prices shall constitute the Illiquid Market Spot Rate. Notwithstanding the foregoing or anything in this Agreement to the contrary, Borrower may always satisfy its repayment or delivery obligations pertaining to Digital Currency in this Agreement by repaying or delivering the applicable amount of borrowed Digital Currency.

(i)
Changes in Applicable Laws.

If because of changes in Applicable Laws (“Government Restrictions”), a party’s ability to Transfer or own Digital Currency that has been the Borrowed Asset for a Loan or Loans hereunder is eliminated, materially impaired or declared illegal:

(1)
if possible under the Government Restrictions and where a Market Disruption Event is not in effect, including, without limitation, during any notice or grace period, a party shall pay any amounts owed in the relevant Digital Currency; and
(2)
if such payment is not possible under the Government Restrictions, a party shall pay an amount in Dollars equal to the average price on the Liquidity Exchanges (measured at 4:00 p.m. New York time each day) of the relevant Digital Currency during the 30-day period prior to the effective date of the Government Restrictions.
(j)
Tax Matters

(i) Withholding

a.
All amounts paid or transferred hereunder shall be paid or transferred free and clear of deduction or withholding for any Taxes. If any such deduction or withholding is required by applicable law, then the amounts paid or transferred hereunder shall be increased as necessary so that after making all required deduction or withholding, Lender shall receive value equal to the value it would have received had no such deduction or withholding been made.

Exhibit 10.6

b.
If Borrower is required by applicable law to make any deduction or withholding in respect of amounts paid or transferred hereunder, Borrower does not so deduct or withhold, and a liability resulting from such failure to deduct or withhold is asserted directly against Lender, then Borrower will promptly pay to Lender the amount of such liability (including any interest or penalties).

c.
Before the Loan Effective Date of the first Loan under the Agreement, Borrower will provide to Lender a valid, complete IRS Tax Form (either IRS Form W-9 or IRS Form W-8, as applicable) and any other tax form reasonably requested by Lender, and Lender will provide to Borrower a valid, complete IRS Tax Form (either IRS Form W-9 or IRS Form W-8, as applicable) and any other tax form reasonably requested by Borrower. Each of Borrower and Lender shall promptly provide updated tax forms upon learning that any form previously provided has become obsolete or incorrect.

(ii)
For U.S. federal, state and local income tax purposes, each of Lender and Borrower intend that, absent a change in law, any Loan of Digital Currency under this Agreement shall be treated as a loan and not be treated as an exchange of property for other property differing materially in kind or extent (within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended), and each of Borrower and Lender agrees that it will not take any position inconsistent with such treatment for all such tax purposes.

(k)
Embedded Collar for USD Term Loans Secured by Digital Currency.

The Parties agree that if a Price Ceiling and Price Floor are specified in the Loan Term Sheet with respect to a Term Loan of Borrowed Assets consisting of Dollars and Collateral consisting of Digital Currency, then such Loan shall include an embedded collar on a notional amount (the “Notional Amount”) of Digital Currency equal to the quantity of such Digital Currency pledged as Collateral (a “Collar-Loan”).

With respect to each Collar-Loan, the amount payable by the Borrower on the Maturity Date (the “Final Settlement Amount”) shall be determined as follows:

(i)
If the Settlement Price of such Digital Currency is equal to or below the Price Floor, the Final Settlement Amount shall be an amount of Dollars equal to (A) the Borrowed Amount minus (B) the product of (x) the Notional Amount and (y) the excess, if any, of the Price Floor over the Settlement Price;

(ii)
If the Settlement Price exceeds the Price Floor but is less than or equal to the Price Ceiling, the Final Settlement Amount shall be equal to the Borrowed Amount; and

(iii)
If the Settlement Price exceeds the Price Ceiling, the Final Settlement Amount shall be an amount of Dollars equal to (A) the Borrowed Amount plus (B) the product of (x) the Notional Amount and (y) the excess, if any, of the Settlement Price over the Price Ceiling.

Exhibit 10.6

Unless the Borrower elects to physically settle in accordance with the following paragraph, the Collar-Loan shall be cash-settled.

The Borrower may, upon not less than two (2) Business Days’ prior written notice to Lender, irrevocably elect to physically settle the Collar-Loan. In such case, the Borrower shall direct the Custodian to deliver to Lender an amount of Digital Currency (the “Final Settlement Digital Currency Amount”) equal to the quotient obtained by dividing (A) the Final Settlement Amount that would otherwise be payable by (B) the Settlement Price.

III.
Borrow Fees and Transaction Fees.

(a)
Borrow Fee Calculation

When a Loan is funded, the Borrower will be responsible for payment of the Borrow Fee as agreed to in the relevant Loan Term Sheet, and the Borrow Fee shall be annualized but calculated daily on the basis of a 360-day year for the actual number of days elapsed, and is subject to change if agreed to by Borrower and Lender. The Borrow Fee when the Borrowed Asset is Digital Currency shall be payable, unless otherwise agreed by the Borrower and Lender, in the applicable Digital Currency. When the Borrowed Asset is Dollars, the Borrow Fee shall be paid in Dollars.

Lender shall calculate any Borrow Fees owed on a daily basis, and shall provide Borrower with the calculation upon request.

(b)
Late Fee

For each Business Day after the Maturity Date or the Recall Delivery Date (whichever is applicable) on which Borrower has not returned the Borrowed Asset or, in the case of a Collar-Loan, paid the Final Settlement Amount or delivered the Final Settlement Digital Currency Amount, as applicable, Borrower shall incur an additional fee (the “Late Fee”) of 5% (annualized, calculated daily) of the notional amount of the Loan in addition to the Borrow Fee. The Late Fee shall be payable, unless otherwise agreed by the Borrower and Lender, in the applicable Digital Currency or in Dollars if the Loan was in Dollars. No Late Fee will be charged during any Recall Grace Period or Redelivery Grace Period.

For the avoidance of doubt, if Borrower fails to return any portion of the Borrowed Asset by the applicable Maturity Date or Recall Delivery Date, the Late Fee shall accrue on the unreturned portion only, calculated on a pro rata basis relative to the notional amount of the Loan.

(c)
Payment of Borrow Fees and Late Fees

An invoice for Borrow Fees and any Late Fees (the “Invoice Amount”) shall be sent to the Borrower at the address set forth on Appendix A on the first Business Day of the month by Lender and shall include any

Exhibit 10.6

Borrow Fees incurred from the previous month. Borrower shall have up to five (5) Business Days from receipt of such invoice to submit payment for the Invoice Amount (the “Invoice Due Date”). Fees unpaid by the Invoice Due Date shall also become subject to a Late Fee, commencing the day after the Invoice Due Date.

(d)
Application of Payments

Borrower shall, at the time of making each payment under this Agreement, specify to the Lender the Loan to which such payment is to be applied. In the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the payment in such manner as it may determine to be appropriate in its sole discretion.

(e)
Application of Insufficient Payments

If at any time insufficient amounts are received by the Lender to pay fully all amounts of principal, Fees, and other amounts then due and payable hereunder, such Digital Currency and/or Dollars payment received shall be applied (i) first, to pay Fees then due and payable hereunder, (ii) then, to pay principal then due and payable hereunder, and (iii) then, to pay other amounts then due and payable under this Agreement. In no event shall payments by Borrower in one Digital Currency and/or Dollars be applied by Lender to pay off obligations outstanding with respect to a Loan in another Digital Currency and/or Dollars.

(f)
Non-Business Days

If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and, in the case of any payment accruing Fees such Fees shall be payable for the period of such extension.

(g)
Computations

Fees shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which payable. For purposes of calculating Fees, Digital Currencies shall be deemed to have been Transferred by one party to the other when the applicable Confirmation Protocol for the relevant Digital Currency has been completed. If the requirements of the Confirmation Protocol are not met by 5:00 pm New York Time, the Transfer shall be deemed to have been made on the following Business Day. Calculation of Fees shall be based on the date when the relevant Transfer is deemed to have occurred.

IV.
Collateral Requirements

(i)
General Requirements.

Exhibit 10.6

Borrower shall provide Collateral as determined and agreed upon by the Borrower and Lender and memorialized using the Loan Term Sheet attached as Exhibit B. The Collateral for a given Loan will be described in the Loan Term Sheet.

Borrower hereby pledges to Lender all Posted Collateral, including any Collateral consisting of Digital Currency that is conveyed, Transferred and delivered to Lender from time to time pursuant to this Agreement, and hereby grants a first priority security interest therein, a Lien thereon, and in the event of a default hereunder a right of set-off against any amounts owed by Lender to Borrower pursuant to this Agreement. Such lien and security interest shall secure the discharge of all obligations and liabilities of the Borrower under this Agreement, whether now existing or hereafter arising (including any interest and fees that may accrue after the commencement by or against the Borrower of any bankruptcy, insolvency, reorganization or similar proceeding).

Lender shall hold, and be in control of, all Collateral in a segregated account in the name of the Lender solely for the benefit of Borrower, and shall not sell, pledge, rehypothecate, assign, or otherwise use such Collateral except as expressly permitted under this Agreement. To the extent that any financing statement is filed by Lender to perfect its security interest in posted Collateral pursuant to this Agreement and any Loan hereunder, with any applicable office, secretary of state, district recorder of deeds, personal property security register, or any other appropriate instrumentality, principality, province or government agency, Borrower hereby waives any right to receive a copy of such filing from Lender. Further, in any jurisdiction where approval may be interpreted as being required for the filing of any financing statement (or similar instrument), Borrower hereby grants such approval to Lender to make such filing pursuant to a Loan hereunder.

(ii)
Rehypothecation

Lender shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral it holds, free from any claim or right of any nature whatsoever of the Borrower, including any equity or right of redemption by the Borrower, and register any Collateral in the name of Lender or its custodian, if applicable. For purposes of satisfying the rights and obligations of both parties pursuant to this Agreement, Lender will be deemed to continue to hold all Collateral, regardless of whether the Lender has exercised any rights with respect to Collateral pursuant to this section, provided that if Lender is required to return all or any portion of the Collateral to Borrower under the terms of this Agreement, it shall return the Collateral in a form fungible with the Collateral originally provided by the Borrower (for example, if the Borrower original posted a Digital Currency as Collateral, Lender must return Digital Currency of the same kind).

(iii)
Margin Refund

Where a Margin Refund Rate is indicated in the Loan Term Sheet, then if during the term of a Loan the value of the Borrowed Asset changes relative to the Collateral, such that the Collateral becomes valued at a rate greater than the Margin Refund Rate for Collateral indicated on the Loan Term Sheet as measured by the spot rate published on Coinbase Pro, or if the Borrowed Asset is not listed on Coinbase Pro, then the

Exhibit 10.6

spot rate published on Kraken (such rate, the “Margin Return Spot Rate”) then Borrower shall have the right to require Lender to return a portion of Collateral so that the Collateral is valued at the same percentage indicated in the Loan Term Sheet relative to the value of the Borrowed Asset at the Margin Return Spot Rate (the “Margin Refund Amount”).

If Borrower requires Lender to provide a Margin Refund Amount, it shall send a notice (the “Margin Refund Notice”) that sets forth: (i) the Margin Return Spot Rate and (ii) the Margin Refund Amount required based on the Margin Return Spot Rate. Such notice may be sent electronically, via email, telephone, Telegram, WhatsApp, or any other means of electronic communication agreed upon by the parties.

Lender shall have eighteen (18) hours from the time Borrower sends such Margin Refund Notice to respond and send the Margin Refund Amount to Borrower.

Failure to provide a Margin Refund Amount pursuant to a Margin Refund Notice shall give Borrower the right, but not the obligation, to declare an Event of Default. If a Margin Return Spot Rate is not specified on the Loan Term Sheet, then the foregoing paragraph shall not apply.

(iv)
Return of Collateral

Upon Borrower’s redelivery of the Borrowed Assets and, in the case of Borrowed Assets consisting of Digital Currency, acceptance by Lender of the Borrowed Digital Currency into Lender’s applicable Digital Currency Address as provided herein, with such delivery being confirmed on the relevant Digital Currency blockchain six (6) times, Lender shall return the Posted Collateral, including any Digital Currency provided as such, to the Borrower’s applicable Digital Currency Address or, if applicable, a bank account in Borrower’s name.

(v)
Withholding on Collateral Payments

If Lender is required by law to deduct or withhold any Taxes from amounts paid or transferred to Borrower with respect to the Collateral (including transfers pursuant to Section V), the amounts paid or transferred as reduced by such deduction or withholding shall constitute full payment and settlement of the amounts due.

V.
Hard Fork, Applicable Airdrop

(a)
Notification

In the event of a Hard Fork or Applicable Airdrop in the blockchain for any loaned Digital Currency or Collateral, Lender shall provide email notification to Borrower.

(b)
No Immediate Termination of Loans

In the event of a Hard Fork or Applicable Airdrop with regards to any loaned Digital Currency or Collateral,

Exhibit 10.6

any outstanding Loans will not be immediately terminated.

(c)
Hard Forks and Applicable Airdrops Payments

Lender will receive the benefit and ownership of any incremental tokens generated as a result of a Hard Fork or Applicable Airdrop for any loaned Digital Currency in such Digital Currency protocol or an Applicable Airdrop (the “New Tokens”), and Borrower will receive the same benefit and ownership rights for any Hard Fork or Applicable Airdrop in respect of Digital Currency provided as Collateral, so long as:

(i) such New Tokens are available in Coinbase Pro, Gemini or Fireblocks wallets no later than thirty (30) days following such Hard Fork or Applicable Airdrop event; or

(ii) one (1) of the following two (2) conditions is met in respect of the New Tokens distributed in such Hard Fork or Applicable Airdrop:

a.
Market Capitalization: the average market capitalization of the New Token (defined as the total value of all New Tokens) on the 30th day following the occurrence of the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the average market capitalization of the relevant Digital Currency (defined as the total value of the relevant Digital Currency) (calculated as a 30-day average on such date). The source for the relevant Digital Currency market capitalization will be coinmetrics.io (or, if coinmetrics.io does not provide the required information, messari.io, and if neither provides the required information, the parties shall discuss in good faith and mutually agree upon another data source) and the source for the market capitalization of the New Token will be coinmetrics.io (or, if coinmetrics.io does not provide the required information, the parties shall discuss in good faith and mutually agree upon another data source prior to the 30-day mark of the creation of the New Token); or

b.
24-Hour Trading Volume: the average 24-hour trading volume of the New Token on the 30th day following the occurrence of the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the average 24-hour trading volume of the relevant Digital Currency (calculated as a 30-day average on such date). The source for the relevant Digital Currency 24-hour trading volume will be messari.io (or, if messari.io does not provide the required information, the parties shall discuss in good faith and mutually agree upon another data source) and the source for the 24-hour trading volume of the New Token will be messari.io (or, if messari.io does not provide the required information, the parties shall discuss in good faith and mutually agree upon another data source prior to the 30-day mark of the creation of the New Token).

Exhibit 10.6

If the New Tokens distributed in the Hard Fork or Applicable Airdrop meet the conditions described in clauses (i) or (ii) above for any loaned Digital Currency, Borrower will transfer to Lender within five (5) Business Days from the date the condition is met a number of New Tokens equivalent to the number Lender would have received had the Loan not been made.

If the New Tokens distributed in the Hard Fork or Applicable Airdrop meet the conditions described in clauses (i) or (ii) above for any Collateral, Lender will transfer to Borrower within five (5) Business Days from the date the condition is met to transfer a number of New Tokens equivalent to the number Borrower would have received had the Collateral not been transferred to Lender.

Notwithstanding the foregoing, where New Tokens distributed in a Hard Fork or Applicable Airdrop do not meet the conditions described in clause (i) and/or clause (ii) above, then Lender (in the case of Digital Currency that is a Borrowed Asset) or Borrower (in the case of Digital Currency posted as Collateral) may request in writing the delivery of such New Tokens on or prior to the Maturity Date of the applicable Loan(s). A party will only be required to make a transfer of such New Tokens to the extent that it is feasible to make such transfer, as determined in a commercially reasonable manner by the applicable transferor. Where a transfer of such New Tokens is determined to be feasible, transferor will have five (5) Business Days from the receipt of the written request to transfer such New Tokens.

VI.
Representations and Warranties.

(a)
Each party represents on the date hereof and on the date of each Lending Request made to the Lender hereunder that this Agreement has been duly and validly authorized, executed and delivered on behalf of such party and constitutes the legal, valid and binding obligations of such party enforceable against such party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies) and will not contravene (a) with respect to a party that is an entity, the constitutive documents of such party, (b) any Applicable Law, and (c) any judgment, award, injunction or similar legal restriction applicable to such party or its assets.

(b)
Each party represents that no license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such party of this Agreement or for the legality, validity or enforceability thereof against such party.

(c)
Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan or any Digital Currency or funds received hereunder.

(d)
Lender represents and warrants that it has or will have at the time of transfer of any Digital Currency, the right to lend such Digital Currency subject to the terms and conditions hereof, that it owns the Digital Currency, free and clear of all liens and that the Digital Currency has been acquired in accordance with all Applicable Laws.

Exhibit 10.6

(e)
Borrower represents and warrants that it has or will have at the time of return of any Borrowed Asset consisting of Digital Currency, the right to transfer such Digital Currency subject to the terms and conditions hereof, and, to Borrower’s knowledge, free and clear of all liens and encumbrances other than those arising under this Agreement and that the Digital Currency that it will return has been acquired in accordance with all Applicable Laws.

(f)
Lender represents that the entity name in the first paragraph of this Agreement and in the signature block hereof is the full and complete legal entity name of Lender;

(g)
Borrower represents that the name in the first paragraph of this Agreement and in the signature block hereof is the full and complete legal name of Borrower;

(h)
Borrower, if an entity, represents that the address where Borrower is organized or incorporated is correctly indicated in Exhibit A, and Borrower agrees to promptly provide written notice to Lender of any change in such registered address;

(i)
Borrower represents and warrants that it is an “eligible contract participant” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(j)
Lender represents and warrants that it is an “eligible contract participant” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(k)
Notwithstanding any communication that each party (and/or its Affiliates) may have had with the other party, each party to a Loan agrees and acknowledges that (i) when entering into, or continuing to maintain, such Loan, neither party is relying on (A) the manner or method in which the other party or any of its Affiliates may establish, maintain, adjust or unwind its hedge positions, (B) any communication, whether written or oral, between the parties or any of their respective Affiliates with respect to any hedging activities of the other party or any of its Affiliates, or (C) any representation, warranty or statement being made by such party or any of its Affiliates as to whether, when, how or in what manner or method such party or any of its Affiliates may engage in any hedging activities and that (ii) (A) each party and its Affiliates may, but are not obliged to, hedge any Transaction on a dynamic, static or portfolio basis, by holding a corresponding position in the Digital Currency constituting Borrowed Assets or Collateral or in any other instrument or transaction; (B) any hedge position established by either party or any of its Affiliates is a proprietary trading position and activity of such party or such Affiliate; (C) each party or such Affiliate is not holding any hedge position or engaging in any hedging activity on behalf or for the account of or as agent or fiduciary for the other party, and the other party will not have any direct economic or other interest in, or beneficial ownership of, such hedge positions or hedging activities; and (D) the decision to engage in hedging activities is in the sole discretion of each party, and each party and its Affiliates may commence or, once commenced, suspend or cease the hedging activities at any time as it may solely determine.

VII.
Events of Default.

Exhibit 10.6

It is further understood that the following events described below shall constitute Events of Default hereunder:

(a)
the failure of the Borrower to return any Borrow Amount or pay any Borrow Fees when due hereunder;

(b)
the failure of the Lender to return any Collateral to the Borrower when due hereunder;

(c)
a material default in the performance by Borrower or Lender of any of the other agreements, conditions, covenants, provisions or stipulations contained in any of the Loan Documents;

(d)
any failure of the Borrower to provide Additional Collateral or the Lender to provide a Margin Refund Amount, if applicable, pursuant to the terms of this Agreement;

(e)
any failure of the Borrower or Lender to pay the appropriate party with regards to either a Hard Fork or an Applicable Airdrop pursuant to the terms of this Agreement;

(f)
Borrower consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, reincorporates or reconstitutes into or as another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, reincorporation or reconstitution the resulting, surviving or transferee entity fails to assume all the obligations of Borrower under this Agreement;

(g)
any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors or dissolution proceedings shall be instituted by or against the Borrower and shall not be dismissed within thirty (30) days of their initiation;

(h)
any representation or warranty made in any of the Loan Documents proves to be untrue in any material respect as of the date of making or deemed making thereof; or

(i)
The occurrence or existence of a default, event of default or other similar condition or event (however described) in respect of Borrower (or any guarantor of Borrower pursuant to this Agreement), relating to any agreement with any affiliate of Lender shall be deemed to be an Event of Default under this Agreement, and shall constitute an Event of Default with respect to all outstanding Loans and other transactions between Lender and Borrower.

(j)
The occurrence or existence of a default, event of default or other similar condition or event (however described) in respect of Borrower, or any affiliate or subsidiary of Borrower, under any agreements or instruments relating to an obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money with any third party, shall be deemed to be an Event of Default under this Agreement, and shall constitute an Event of Default with respect to all outstanding Loans and other transactions between Lender and Borrower, in this Agreement or any other agreement in place between the parties.

Exhibit 10.6

VIII.
Termination Events.

(a)
Regulatory

Borrower (i) fails to obtain, (ii) loses, (iii) has withdrawn from it or (iv) fails to obtain renewal of any necessary license or regulatory authorization from any relevant Governmental Authority, which results in Borrower becoming prohibited from operating its business or entering into or performing any Loan under this Agreement.

(b)
Government

(i) Borrower (1) becomes subject to or is a defendant in any investigation, proceeding or action relating to, (2) is indicted for or (3) is convicted of (x) any felony or (y) any other crime or potential crime relating to securities, investment management or Digital Currency Transactions or involving fraud or breach of trust; or (ii) Borrower becomes subject to any regulatory or administrative investigation, proceeding, action or sanction of or by any Governmental Authority (as defined above).

(c)
Decline in Net Asset Value

Borrower’s Net Asset Value as of the last Business Day of any calendar month declines by 25% or more from Borrower’s Net Asset Value as of the last Business Day of the immediately preceding calendar month; (ii) Borrower’s Net Asset Value as of the last Business Day of any calendar month declines by 35% or more from Borrower’s Net Asset Value as of the last Business Day of the third calendar month immediately preceding such day; or (iii) Borrower’s Net Asset Value declines by 45% or more from Borrower’s Net Asset Value as of the last Business Day of any calendar month in the immediately preceding calendar year;

(d)
Minimum Net Worth Event

Borrower’s Net Worth at the end of any calendar month is valued at a level less than the greater of (i) Borrower’s Net Worth as of the Effective Date, or (ii) 50% of the highest month-end Borrower Net Worth achieved by Borrower during the term of this Agreement (or the equivalent in another currency, currency unit, virtual currency or combination thereof); or

(e)
Failure to Deliver Requested Documents On Or Before Required Delivery Date

Borrower fails to deliver (i) a written statement of its Net Asset Value, (ii) its annual report, or (iii) other required documents specified in this Agreement, in each case on or before the required delivery date specified hereto, and such failure is not remedied within one (1) Business Day following notice from Lender of such failure; or

(f)
Key Person Event

A Key Person ceases to be actively involved in or responsible for the management or investment decision making of Borrower (a “Key Person Event”) and such Key Person shall not have been replaced by another person or persons to whom Galaxy has not made a written objection following written notice from Borrower of such change in Key Person, where “Key Person” means Richard Russell.

Exhibit 10.6

IX.
Remedies.

Upon the occurrence and during the continuation of any Event of Default or Termination Event with respect to Borrower, the Lender may, at its option, (a) declare all Borrow Amounts and Fees outstanding hereunder and, with respect to any Collar-Loan, the Final Settlement Amount (determined as though the date of acceleration were the Maturity Date) immediately due and payable, (b) terminate this Agreement upon notice to Borrower, and (c) exercise all other rights and remedies available to the Lender hereunder, under applicable law or in equity, provided, that upon any Event of Default or Termination Event all Borrow Amounts and the amount of any Fees then outstanding hereunder shall automatically become immediately due and payable.

Upon the occurrence and during the continuation of any Event of Default or Termination Event with respect to Lender, the Borrower may, at its option, (a) declare all Collateral outstanding hereunder immediately due and payable, (b) terminate this Agreement upon notice to Lender, and (c) exercise all other rights and remedies available to the Borrower hereunder, under applicable law, or in equity.

X.
Limitation of Liability.

EXCEPT FOR ACTS OR OMISSIONS THAT CONSTITUTE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL DAMAGES, OR ANY PUNITIVE, EXEMPLARY, REMOTE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOST PROFITS, COST OF COVER OR OTHER SPECIAL DAMAGES, IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENTS HERETO.

XI.
Documents to be Delivered.

As soon as practicable after the execution of this Agreement, and within 150 calendar days after the end of each fiscal year, Borrower shall provide a copy of its annual report containing audited consolidated financial statements for each such fiscal year, certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized.

Borrower shall also provide a copy of monthly statements that include Borrower’s Net Asset Value within five (5) Business Days after the end of each calendar month.

XII.
Rights and Remedies Cumulative.

No delay or omission by either party in exercising any right or remedy hereunder shall operate as a waiver

Exhibit 10.6

of the future exercise of that right or remedy or of any other rights or remedies hereunder. All rights of the parties stated herein are cumulative and in addition to all other rights provided by law, in equity.

XIII.
Collection Costs.

In the event Borrower fails to pay any amounts due or to return any Borrowed Asset hereunder, the Borrower shall pay to the Lender upon demand all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and court costs incurred by the Lender in connection with the enforcement of its rights hereunder.

XIV.
Passwords and Security.

Each party is responsible for maintaining adequate security and control of any and all passwords, private keys, and any other codes that it uses to Transfer or receive Digital Currencies hereunder. Each party will be solely responsible for the private keys that it uses to make the Transfers and maintaining secure back-ups. Each party will be responsible for any unauthorized Transfers made utilizing its passwords, private keys, and any other codes it uses to make or receive Transfers.

XV.
Governing Law; Dispute Resolution.

This Agreement is governed by, and shall be construed and enforced under, the laws of the State of New York applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation it shall be finally resolved by arbitration administered in the County of New York, State of New York by the American Arbitration Association under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. If any proceeding is brought for the enforcement of this Agreement, then the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.

XVI.
Notices.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by Express mail, certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at such email addresses as a party may designate in accordance herewith) to the applicable address set forth in Exhibit A.

XVII.
Modifications.

All modifications or amendments to this Agreement shall be effective only when reduced to writing and signed by both parties hereto.

Exhibit 10.6

XVIII.
Entire Agreement.

This Agreement and each exhibit referenced herein constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior negotiations, understandings and agreements.

XIX.
Successors and Assigns.

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the prior written consent of Lender.

XX.
Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

XXI.
Counterpart Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

XXII.
Relationship of Parties.

Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Borrower and Lender.

XXIII.
Term and Termination.

The Term of this Agreement shall commence on the date hereof for a period of one year, and shall automatically renew for successive one-year terms annually. Either party may provide notice of a desire to terminate the Agreement not less than ten (10) Business Days prior to the end of such one-year period, or upon thirty (30) Business Days’ prior written notice by either party to the other. In the event of a termination of this Agreement as set forth in this provision, (i) all outstanding Open Loan(s) shall be deemed terminated and any loaned Borrowed Asset shall be redelivered immediately and any fees owed shall be payable immediately, and (ii) all outstanding Term Loans shall continue until the relevant Maturity Date for such Loan(s).

For the avoidance of doubt, in the event of a termination of this Agreement due to an Event of Default or

Exhibit 10.6

any other termination for cause pursuant to the terms hereof or any Loan Term Sheet agreed upon by Lender and Borrower, all Open Loans and Term Loans shall be deemed terminated, all Borrowed Assets and Collateral shall be redelivered/repaid immediately, and any fees owed shall be payable immediately.

Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement. The Parties acknowledge that the Agreement and any Loan is the result of negotiation between the Parties which are represented by sophisticated counsel and therefore none of the Agreement’s provisions will be construed against the drafter.

XXIV.
Confidentiality

For purposes of this Agreement, “Confidential Information” means any and all information and material (whether oral, written, electronic or otherwise) disclosed or otherwise made available by a party hereto (such party, the “Disclosing Party”) or any of its Representatives (as defined below) to the other party (such party, the “Receiving Party”) or any of its Representatives during the term of this Agreement, together with all notes, analyses, compilations, studies, interpretations or other material that contain, reflect or are based in whole or part on any such Confidential Information. In addition, Confidential Information shall include (x) the fact that the Parties have executed this Agreement, (y) all of the terms and conditions of the Agreement (including any financial terms and conditions), or other facts with respect to a party’s performance hereunder.

Without the prior written consent of Disclosing Party, Receiving Party shall keep, and shall direct its Representatives to keep, all Confidential Information confidential and shall not disclose, and shall direct its Representatives not to disclose, any Confidential Information to any person, other than to Receiving Party’s Representatives who need to know such Confidential Information for the purpose of assisting Receiving Party in connection with fulfilling its obligations under this Agreement. For this purpose, Confidential Information does not include information which (i) was, is or becomes generally available to the public other than as a result of disclosure by the Receiving Party or its Representatives in violation of this Section, (ii) was, is or becomes known or made available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party or its Representatives), provided that such source is not, to the actual knowledge of the Receiving Party or its Representatives, itself bound by a legal or contractual duty of confidentiality or otherwise prohibited from disclosing such information to the Receiving Party, (iii) is or was in the Receiving Party’s or its Representatives’ possession (on a non-confidential basis) prior to the time of disclosure to Receiving Party by Disclosing Party (provided that such information was not obtained from a source actually known by Receiving Party to be prohibited from disclosing such information to Receiving Party by any legal or contractual obligation of confidentiality) or (iv) is or was independently developed or acquired by Receiving Party or any of its Representatives without use of or reference to any Confidential Information. For purposes of this Section, the term “Representatives” means, with respect to any person, such person’s affiliates and its and their respective directors, officers, employees, agents and

Exhibit 10.6

advisors (including financial advisors, attorneys and accountants) and representatives; provided that, in the case of Receiving Party, “Representatives” shall only include such persons to the extent they actually receive Confidential Information from or on behalf of the Receiving Party.

Notwithstanding any provision herein to the contrary, the Receiving Party may disclose Confidential Information to the extent requested or expressly compelled by applicable law, rule or regulation (including, without limitation, the rules of any stock exchange or other regulatory or self-regulatory body) or order issued by any administrative, governmental, regulatory, or judicial authority (including by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) with competent jurisdiction over the Receiving Party or its Representatives. If Receiving Party or any of its Representatives are requested or required to disclose any Confidential Information, then (to the extent reasonably practicable and permissible) Receiving Party shall provide Disclosing Party with reasonably prompt written notice of such request or requirement, so that Disclosing Party may, at its sole cost and expense, seek an appropriate protective order or other remedy or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or Disclosing Party waives compliance, in whole or in part, with the terms of this Agreement, Receiving Party or its Representatives, as the case may be, shall be free to disclose that portion of the Confidential Information that is legally requested or required to be disclosed. Notwithstanding the foregoing, no such notice shall be required in the case of a routine proceeding involving general requests of Receiving Party or its Representatives by bank, securities, tax, regulatory, professional or similar authorities with jurisdiction over Receiving Party or its Representatives, as applicable (which may include any bank regulator or public accounting oversight body), or in response to any request by such persons; provided that the proceeding or request is not specifically targeted at the Disclosing Party or the Confidential Information.

Upon the termination or expiration of this Agreement, or upon a Disclosing Party’s request, the Receiving Party will return or destroy such Confidential Information without maintaining a copy of such Confidential Information, except that the parties (i) may retain copies of Confidential Information in accordance with bona fide internal document retention policies and procedures or other bona fide policies and procedures implemented to comply with legal and regulatory requirements; and (ii) shall not be obligated to delete or erase any Confidential Information contained in an archival computer system backup that cannot be accessed by end users or expunged without considerable effort. Any Confidential Information that is not returned or destroyed shall remain confidential in accordance with the terms and conditions of this Agreement.

[signature page follows]

Exhibit 10.6

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

LENDER:

GALAXY DIGITAL LLC

By: /s/ Jason Urban

Name: Jason Urban

Title: Head of Galaxy Digital Trading

BORROWER

LM Funding America Inc.

By: /s/ Richard Russell

Name: Richard Russell

Title: CFO

EXHIBIT A

NOTICE INFORMATION

The following notice information is applicable to the Agreement entered into between Borrower and Lender:

Borrower’s Address:

Attn: [_______________]

Email: [_______________]

Registered Address Information for Borrower:

Address: [_______________]

Authorized Agent(s) Appointed by Borrower (if any):

Name: [_______________]

Email: [_______________]

Borrower may change its Authorized Agents by notice given to Lender at:

MLAnotices@galaxy.com

Lender Designated Email Address for Receipt of Lending Requests, Margin Refund Notices and related matters:

MLAnotices@galaxy.com

GD Lender MLA v2.0

Legal Notice Information for Borrower and Lender:

For Borrower:

[_______________]

Address: [_______________]

Attn: [_______________]

Email: [_______________]

For Lender:

Galaxy Digital LLC

300 Vesey Street, 13th Floor, New York, N.Y. 10282

Attn: General Counsel

Email: legal-compliance@galaxy.com

Either party may change its address by giving the other party written notice of its new address using the Legal Notice Information above.

GD Lender MLA v2.0

EXHIBIT B

LOAN TERM SHEET

This Loan Term Sheet dated [DATE], incorporates all of the terms of the Master Digital Currency Loan Agreement (“Agreement”) entered into by [_______________] (“Borrower”) and GALAXY DIGITAL LLC (“Galaxy”) on [DATE], as amended from time to time, and the following specific Loan terms:

Borrower:	[ ]
Lender:	GALAXY DIGITAL LLC
Loan Effective Date:	[ ]
Borrow Amount:	[ ]
Borrow Fee:	[ ]
Maturity Date:	[ ]
Collateral:	[ ]
Collateral Type:	[ ]
Price Floor:	[ ]
Price Ceiling:	[ ]
Rehypothecation:	[ ]

IN WITNESS WHEREOF, the parties have caused this Loan Term Sheet to be executed and delivered as of the date first above written.

[NAME] GALAXY DIGITAL LLC

By: By:

Name: Name:

Title: Title